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                                                      Exhibit I


                     AGREEMENT REQUIRED BY
                        RULE 13d-1(f)


     Each of the undersigned agrees that this Amendment No. 3 to
Schedule 13D is being filed on behalf of each of them.


                                   SCANA CORPORATION


                          By:  s/William B. Timmerman
                         Its: Chairman of the Board, President
                              and Chief Executive Officer
                        Date: July 9, 1998



                                 SCANA COMMUNICATIONS, INC.



                          By: s/George J. Bullwinkel, Jr.
                         Its: President
                        Date: July 9, 1998


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